Spark Energy, Inc. Reports First Quarter 2019 Financial Results
Successful winter hedging strategy; strong quarter over quarter performance

HOUSTON, May 6, 2019 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2019.
Key Highlights

•	Achieved $25.1 million in Adjusted EBITDA, $56.6 million in Retail Gross Margin, and a $2.7 million in Net Income for the first quarter

•	Total RCE count of 865,000 as of March 31, 2019

•	Continued optimization of large C&I portfolio, resulting in average monthly attrition of 5.4%

•	Winter hedging strategy performed extremely well

•	Successful ramp-up of organic customer acquisition

"We had a strong first quarter, with improved margins that were protected from extreme weather by our winter hedging strategy," said Nathan Kroeker, Spark Energy's President and Chief Executive Officer. "We integrated the Starion acquisition and are nearing completion of our brand and platform consolidation efforts.

"The significant year-over-year increase in unit margins from last winter to this winter was the result of a deliberate strategy that we implemented after last year's bomb cyclone to strengthen our hedging strategy, reduce our exposure to larger commercial customers, and refocus on higher-margin customers. We also achieved year-over-year improvements in G&A, and we expect to continue to see improvement each quarter for the rest of 2019."

Summary First Quarter 2019 Financial Results
For the quarter ended March 31, 2019, Spark reported Adjusted EBITDA of $25.1 million compared to Adjusted EBITDA of $15.9 million for the quarter ended March 31, 2018. This increase of $9.2 million was driven by higher Retail Gross Margin.
For the quarter ended March 31, 2019, Spark reported Retail Gross Margin of $56.6 million compared to Retail Gross Margin of $45.7 million for the quarter ended March 31, 2018. This increase of $10.9 million was primarily attributable to increased electricity and gas unit margins, partially offset by decreased electricity and natural gas volumes.
Net income for the quarter ended March 31, 2019, was $2.7 million compared to net loss of $41.8 million for the quarter ended March 31, 2018. The increase in performance compared to the prior year was primarily the result of decreased retail cost of revenues.

Liquidity and Capital Resources

($ in thousands)	March 31, 2019
Cash and cash equivalents	$32,436
Senior Credit Facility Availability (1)	25,305
Subordinated Debt Availability (2)	25,000
Total Liquidity	$82,741
(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of March 31, 2019.
(2) The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend.
Dividend
On April 18, 2019, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on June 14th, 2019, to holders of record on May 31, 2019, and $0.546875 per share of Series A Preferred Stock payable on July 15, 2019 to holders of record on July 1, 2019.
Business Outlook
Kroeker concluded, "We are seeing the benefits of our brand and system consolidations and improved customer mix. We are also ramping up our organic customer acquisition channels, while remaining disciplined on a cost per RCE basis. We expect to deliver strong Adjusted EBITDA for the balance of 2019 and for that trend to continue into 2020."
Conference Call and Webcast
Spark will host a conference call to discuss first quarter 2019 results on Tuesday, May 7, 2019, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices;

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers as well as actual attrition rates;

•	accuracy of billing systems;

•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(in thousands, except share counts)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$32,436	$41,002
Restricted cash	2,767	8,636
Accounts receivable, net of allowance for doubtful accounts of $3,323 at March 31, 2019 and $3,353 at December 31, 2018	130,887	150,866
Accounts receivable—affiliates	2,631	2,558
Inventory	235	3,878
Fair value of derivative assets	2,203	7,289
Customer acquisition costs, net	14,455	14,431
Customer relationships, net	16,565	16,630
Deposits	8,043	9,226
Renewable energy credit asset	34,417	25,717
Other current assets	11,031	11,747
Total current assets	255,670	291,980
Property and equipment, net	3,871	4,366
Fair value of derivative assets	146	3,276
Customer acquisition costs, net	4,736	3,893
Customer relationships, net	27,319	26,429
Deferred tax assets	27,261	27,321
Goodwill	120,343	120,343
Other assets	9,517	11,130
Total assets	$448,863	$488,738
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$54,515	$69,631
Accounts payable—affiliates	2,447	2,464
Accrued liabilities	7,336	10,004
Renewable energy credit liability	50,370	42,805
Fair value of derivative liabilities	5,518	6,478
Current payable pursuant to tax receivable agreement—affiliates	1,658	1,658
Current contingent consideration for acquisitions	1,328	1,328
Current portion of Note Payable	5,900	6,936
Other current liabilities	1,037	647
Total current liabilities	130,109	141,951
Long-term liabilities:
Fair value of derivative liabilities	5,284	106
Payable pursuant to tax receivable agreement—affiliates	25,917	25,917
Long-term portion of Senior Credit Facility	110,500	129,500
Subordinated debt—affiliate	—	10,000
Other long-term liabilities	545	212
Total liabilities	272,355	307,686
Commitments and contingencies (Note 13)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and outstanding at March 31, 2019 and at December 31, 2018	90,758	90,758
Stockholders' equity:
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,241,318 issued, and 14,141,872 outstanding at March 31, 2019 and 14,178,284 issued and 14,078,838 outstanding at December 31, 2018	142	142
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at March 31, 2019 and December 31, 2018	209	209
Additional paid-in capital	45,769	46,157
Accumulated other comprehensive (loss) income	(12)	2
Retained earnings	62	1,307
Treasury stock, at cost, 99,446 shares at March 31, 2019 and December 31, 2018	(2,011)	(2,011)
Total stockholders' equity	44,159	45,806
Non-controlling interest in Spark HoldCo, LLC	41,591	44,488
Total equity	85,750	90,294
Total liabilities, Series A Preferred Stock and Stockholders' equity	$448,863	$488,738

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Retail revenues	$240,154	$284,001
Net asset optimization revenues	2,552	2,687
Total Revenues	242,706	286,688
Operating Expenses:
Retail cost of revenues	195,255	289,876
General and administrative	29,476	30,047
Depreciation and amortization	12,155	13,019
Total Operating Expenses	236,886	332,942
Operating income (loss)	5,820	(46,254)
Other (expense)/income:
Interest expense	(2,223)	(2,245)
Interest and other income	189	201
Total other expenses	(2,034)	(2,044)
Income (loss) before income tax expense (benefit)	3,786	(48,298)
Income tax expense (benefit)	1,041	(6,467)
Net income (loss)	$2,745	$(41,831)
Less: Net income (loss) attributable to non-controlling interests	1,963	(30,726)
Net income (loss) attributable to Spark Energy, Inc. stockholders	$782	$(11,105)
Less: Dividend on Series A Preferred Stock	2,027	2,027
Net loss attributable to stockholders of Class A common stock	$(1,245)	$(13,132)
Other comprehensive income (loss), net of tax:
Currency translation loss	$(35)	$(83)
Other comprehensive loss	(35)	(83)
Comprehensive income (loss)	$2,710	$(41,914)
Less: Comprehensive income (loss) attributable to non-controlling interests	1,943	(30,777)
Comprehensive income (loss) attributable to Spark Energy, Inc. stockholders	$767	$(11,137)

Net loss attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$(0.09)	$(1.00)
Diluted	$(0.09)	$(1.04)

Weighted average shares of Class A common stock outstanding
Basic	14,135	13,136
Diluted	14,135	34,621

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$2,745	$(41,831)
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	12,159	11,632
Deferred income taxes	59	(6,549)
Stock based compensation	1,172	1,131
Amortization of deferred financing costs	268	295
Bad debt expense	3,849	2,423
Loss on derivatives, net	19,541	36,542
Current period cash settlements on derivatives, net	(7,106)	16,442
Other	(137)	(248)
Changes in assets and liabilities:
Decrease in accounts receivable	16,129	9,737
(Increase) decrease in accounts receivable—affiliates	(73)	354
Decrease in inventory	3,643	4,070
Increase in customer acquisition costs	(5,789)	(4,274)
Increase in prepaid and other current assets	(5,692)	(22,719)
Increase in other assets	(102)	(58)
Decrease in accounts payable and accrued liabilities	(11,322)	(9,091)
Decrease in accounts payable—affiliates	(18)	(572)
Increase (decrease) in other current liabilities	390	(6,653)
Increase (decrease) in other non-current liabilities	333	(171)
Net cash provided by (used in) operating activities	30,049	(9,540)
Cash flows from investing activities:
Purchases of property and equipment	(254)	(754)
Acquisition of Starion customers	(5,869)	—
Acquisition of HIKO	—	(15,041)
Net cash used in investing activities	(6,123)	(15,795)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	—	48,490
Borrowings on notes payable	64,500	83,800
Payments on notes payable	(93,500)	(102,550)
Payment of the Major Energy Companies Earnout	—	(1,607)
Payments on the Verde promissory note	(1,036)	(3,261)
Proceeds from disgorgement of stockholders short-swing profits	46	244
Payment of dividends to Class A common stockholders	(2,564)	(2,381)
Payment of distributions to non-controlling unitholders	(3,770)	(4,822)
Payment of Dividends to Preferred Stock	(2,027)	(932)
Payment to affiliates for acquisition of customer book	(10)	—
Net cash (used in) provided by financing activities	(38,361)	16,981
Decrease in Cash and cash equivalents	(14,435)	(8,354)
Cash and cash equivalents and Restricted cash—beginning of period	49,638	29,419
Cash and cash equivalents and Restricted cash—end of period	$35,203	$21,065
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$2	$180
Cash paid (received) during the period for:
Interest	$2,099	$1,854
Taxes	$(3,147)	$1,268

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE MONTHS ENDED March 31, 2019 AND 2018
(in thousands, except volume and per unit operating data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$182,092	$220,899
Retail Cost of Revenues	165,888	249,547
Less: Net losses on non-trading derivatives, net of cash settlements	(13,769)	(48,367)
Retail Gross Margin (1) — Electricity	$29,973	$19,719
Volumes — Electricity (MWhs)	1,728,083	2,252,024
Retail Gross Margin (2) — Electricity per MWh	$17.35	$8.76

Retail Natural Gas Segment
Total Revenues	58,062	63,102
Retail Cost of Revenues	29,367	40,329
Less: Net gains (losses) on non-trading derivatives, net of cash settlements	2,091	(3,227)
Retail Gross Margin (1) — Gas	$26,604	$26,000
Volumes — Gas (MMBtus)	6,951,610	7,677,082
Retail Gross Margin (2) — Gas per MMBtu	$3.83	$3.39

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Non-GAAP Performance Measures” in our Form 10-Q for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Reconciliation of Adjusted EBITDA to Net Income (loss):
Net income (loss)	$2,745	$(41,831)
Depreciation and amortization	12,155	13,019
Interest expense	2,223	2,245
Income tax expense (benefit)	1,041	(6,467)
EBITDA	18,164	(33,034)
Less:
Net, losses on derivative instruments	(19,541)	(36,542)
Net, Cash settlements on derivative instruments	8,025	(15,537)
Customer acquisition costs	5,789	4,274
Plus:
Non-cash compensation expense	1,172	1,131
Adjusted EBITDA	$25,063	$15,902

	Three Months Ended March 31,
(in thousands)	2019	2018
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by (used in) operating activities	$30,049	$(9,540)
Amortization of deferred financing costs	(268)	(295)
Bad debt expense	(3,849)	(2,423)
Interest expense	2,223	2,245
Income tax expense (benefit)	1,041	(6,467)
Changes in operating working capital
Accounts receivable, prepaids, current assets	(10,364)	12,628
Inventory	(3,643)	(4,070)
Accounts payable and accrued liabilities	10,950	16,316
Other	(1,076)	7,508
Adjusted EBITDA	$25,063	$15,902
Cash Flow Data:
Cash flows provided by (used in) operating activities	$30,049	$(9,540)
Cash flows used in investing activities	$(6,123)	$(15,795)
Cash flows (used in) provided by financing activities	$(38,361)	$16,981

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Reconciliation of Retail Gross Margin to Operating Income (loss):
Operating income (loss)	$5,820	$(46,254)
Plus:
Depreciation and amortization	12,155	13,019
General and administrative expense	29,476	30,047
Less:
Net asset optimization revenues	2,552	2,687
Net, losses on non-trading derivative instruments	(19,803)	(36,712)
Net, Cash settlements on non-trading derivative instruments	8,125	(14,882)
Retail Gross Margin	$56,577	$45,719
Retail Gross Margin - Retail Electricity Segment	$29,973	$19,719
Retail Gross Margin - Retail Natural Gas Segment	$26,604	$26,000

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302